                                                                    EXHIBIT 10.4

                              STANDARD TENANT LEASE

         THIS AGREEMENT OF LEASE made this 15th day of August, 1995 between Pacific Gateway Properties, Inc. ("Landlord"), having an office at 101 Spear Street, Suite 215, San Francisco, California, and Brooktrout Technology, Inc., a Massachusetts corporation, having its principal place of business at 144 Gould Street, Needham, Massachusetts 02192 ("Tenant").

                              W I T N E S S E T H:

         1.    PREMISES DEMISED.

               (a) Landlord leases and demises to Tenant and Tenant hires from Landlord the following space: the building located at 410 First Avenue, Needham, Massachusetts (the "Building") located on a parcel of land described on the attached Exhibit A (the "Land") containing 37,615 rentable square feet outlined on the plan attached as Exhibit B, together with all parking areas, sidewalks, walkways, driveways, access ways, improvements, easements and appurtenances thereto. The Land, Building and other improvements on the Land are hereafter called the "Premises".

               (b) Except with regard to (i) Landlord's obligation to correct any current code compliance issues with regard to the entire Premises, excluding areas affected by "Tenant Improvements" (as hereinafter defined) or areas concerning ADA and/or AAB compliance, (ii) Landlord's obligation to ensure that the roof is watertight and all mechanical equipment, heating, ventilating and air conditioning equipment and plumbing ("Operating Systems") are in good operating condition, Tenant hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Except with regard to the condition of the structure and Operating Systems as aforesaid, which Landlord warrants to be sound and watertight (as to the structure) and in good operating condition (as to the Operating Systems), Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

         2.    TERM.

               (a) ORIGINAL TERM. The Original Term of this Lease shall be one hundred and twenty-eight (128) months to commence on March 1, 1996 (the "Commencement Date"). The Original Term will expire October 31, 2006, which is one hundred and twenty-eight (128) months after the Commencement Date. As used in this Lease, "Term" shall mean the Original Term and any "Option Term", as defined below. Should Landlord tender possession of the Premises to Tenant for the completion of Tenant's work prior to the Commencement Date, and Tenant elects to accept such tender, such prior occupancy shall be subject to all terms, covenants and conditions of this Lease excluding the payment of Annual Base Rent and Real Property Taxes.

               (b) OPTION TERMS. Tenant shall have the option to extend this Lease for two (2) additional and successive terms of five (5) years each by written notice to Landlord delivered at least 270 days prior to the expiration of the Original Term or First Option Term as appropriate. If Tenant shall fail to give any such notice within the aforesaid time limitation, Tenant's right to exercise its option shall nevertheless continue until the earlier of the date the Lease would otherwise terminate or ten (10) days after Tenant shall receive notice from Landlord of Landlord's election to terminate such option ("Tenant's Notice Period") and Tenant may exercise such option at any time until the earlier of the date the Lease would otherwise terminate or the expiration of Tenant's Notice Period, and, in such event, any Minimum Annual Rent or other payments payable by reason of the exercise of any option for an Option Term so exercised by Tenant shall be computed as if Tenant had seasonably exercised such option. In the event that Tenant elects not to exercise such option during Tenant's Notice Period, then this Lease shall terminate in accordance with its terms, unless the parties agree otherwise.

         In the event of any extension of the Term of this Lease by reason of Tenant's exercise of any of the aforesaid options, this Lease shall be deemed and shall forthwith be extended with the same force and effect as of the expiration date of the Term of this Lease as so extended had been originally specified herein as the expiration date of the Term of this Lease, and except as otherwise provided for in this Lease, all of the terms, covenants, conditions and provisions of this Lease shall continue in full force and effect, except that this Section 2 shall not extend the Term of this Lease, or grant any option to extend such Term, during or at the expiration of the Second Option Term.

         3.    RENTAL RATE.

               ANNUAL BASE RENT. Tenant shall pay during the Term and any Option Term to Landlord as Annual Base Rent (hereafter defined as "Rent") for the Premises, the amount specified on Schedule D. Rent shall be payable in advance, on the first day of each month of the term hereof. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Except as otherwise provided herein, Rent shall be payable in lawful money of the United States to Landlord without deduction, offset (except as specifically provided herein), prior notice or demand at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

         4.    REAL PROPERTY TAXES.

               (a) PAYMENT OF TAXES. Tenant shall pay when due the real property tax (hereafter defined as "Additional Rent"), as defined in Paragraph 4
(b), applicable to the Premises during the term of this Lease directly to the town of Needham, MA prior to the accrual of any interest charges or penalties. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. If any such taxes paid by Tenant shall cover any period of time prior to or after the expiration of the term hereof, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Landlord shall reimburse Tenant to the extent required. If Tenant shall fail to pay any such taxes, Landlord shall have the right to pay the same, in which case Tenant shall repay such amount to Landlord with Tenant's next rent installment together with interest at the prime Rate plus 4% (the "Default Rate"). Prime Rate shall be defined as the prime rate published in the Wall Street Journal from time to time as the Prime Rate.

               (b) DEFINITION OF "REAL PROPERTY TAX". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part. The term "real property tax" shall also include any tax, fee, levy assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax". Tenant shall have the right to pay any special or betterment assessments over the longest period allowed by law and shall pay only such portion as falls within the Term.

               (c)   PERSONAL PROPERTY TAXES.

                     (1) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

                     (2) If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within 10 days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

         5.    UTILITIES.

               (a) PREMISES. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon (hereafter defined as "Additional Rent").

         6.    TENANT IMPROVEMENTS.

         Landlord will provide Tenant with a Tenant Improvement Allowance of up to $4.00 per square foot for the construction of Tenant Improvements. Landlord shall reimburse Tenant up to a total of $150,460 promptly upon receipt of invoices therefore and a Certificate of Completion and lien release certificates from Tenant's Contractor and certification from Tenant's Chief Financial Officer that the work has been completed. If Landlord fails to so reimburse Tenant within thirty (30) days from receipt of such invoices, Tenant may set off such Tenant Improvement Allowance against Rent. Tenant will construct the tenant improvements (the "Tenant Improvements") in a first class and workmanlike manner in compliance with all applicable Legal Requirements and only after Landlord has reviewed and approved in writing said Tenant Improvements, such approval not to be unreasonably withheld or delayed. Landlord shall be deemed to have approved Tenant's plans if Landlord has not commented thereon under ten (10) business days from receipt thereof. All materials used by Tenant shall be new and of first class quality. Tenant guarantees for a period of one year from the Commencement Date that any Tenant Improvements will be free from any defects in design, workmanship and materials. The final space plan will be attached as Exhibit C.

         7.   TENANT'S USE BEFORE COMMENCEMENT DATE.

         Tenant may, at any time after execution of this Lease and prior to the Commencement Date, without incurring any liability for payment of Rent, design and layout the Tenant Improvements and Tenant's Property, and place and install its personal property, furniture, furnishings, signs, telecommunication equipment, equipment and trade fixtures ("Tenant's Property"), in the Premises at Tenant's risk and expense. In exercising the foregoing rights, Tenant shall not cause any material interference with or delay to Tenant's Contractor. Tenant's indemnity in Paragraph 16 (f) shall apply to Tenant's entry under this Paragraph 7.

         8.   USE.

         Tenant shall have the right to use and occupy the Premises for general office purposes and light assembly and distribution. Tenant represents and warrants it will use its best efforts to acquire all covenants, restrictions, easements, zoning and other Legal Requirements which may be necessary as of the Commencement Date and as of the Commencement Date permit the use of the Premises for general office purposes, storage, and uses accessory and incidental thereto. In the event that any repairs, modifications, alterations or other improvements in the structural elements of the Building, in any of the Operating Systems of the Building or in any path-of-travel elements of the Building are made necessary by Legal Requirements that relate to Tenant's particular use of the Premises, as opposed to the general use of the Premises for office and light assembly and distribution, Tenant shall promptly comply with and shall pay the full cost of complying with such Legal Requirements. In the event that any such repairs, modifications, alterations or other improvements in the structural elements of the Building, in any of the Operating Systems of the Building or in any path-of-travel elements of the Building result from Legal Requirements relating to the general use of the Building for general office and light assembly and distribution purposes, Landlord shall promptly comply with and pay the cost of such work, provided that Landlord shall be entitled to amortize the cost of such work over the useful life of such improvements at an interest rate equal to the Bank of America Reference Rate plus two (2) percent and Tenant shall reimburse Landlord on a monthly basis for the annual amortized cost thereof during the balance of the Lease Term, commencing in the month following Tenant's receipt from Landlord of a statement detailing the work done and the amortized cost thereof. Except as specifically provided above, Tenant shall have full responsibility for complying with and paying the cost of compliance with all Legal Requirements affecting the Premises and Tenant's use thereof.

         9.    COMPLIANCE WITH LAWS.

         Tenant shall comply with all Legal Requirements insofar as they pertain solely to the particular manner in which Tenant shall use the Premises or ADA and/or AAB compliance in the Building. Landlord shall comply with Legal Requirements excluding ADA and/or AAB compliance in every other case, including cases where Legal Requirements mandate repairs, alterations, changes or additions to the Premises not caused by Tenant's particular use thereof.

         10.   ENVIRONMENTAL COMPLIANCE.

               (a) Landlord agrees to defend, indemnify and hold harmless Tenant against (i) all conditions currently existing on or about the Premises which conditions may constitute a violation of M.G.L. c. 21E, the Massachusetts Contingency Plan, 310 CMR ss.40, et seq., The Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, and all other laws, unless regulations which pertain to contaminants or pollutants ("Hazardous Substances") and the environment ("Environmental Law"), and (ii) any future contamination of the Premises by Hazardous Substances as a result of ground water or other subsurface contamination not caused by Tenant, its agents, contractors or employees.

               (b) Tenant agrees to defend, indemnify and hold harmless Landlord from (i) any contamination by Hazardous Substances of the Premises, the Building or the land underlying the Budding or any violation of Environmental Law resulting from the acts or omissions of Tenant, its agents, contractors or employees and (ii) except as provided in Section 10(a)(ii) above, any spill discharge or disposal on the Premises, the Building or the land underlying the Building of any Hazardous Substances in violation of Environmental Law during the term of the Lease by any third party, excluding Landlord, its agents, contractors or employees, provided that the scope of Tenant's indemnity under this clause 10(b)(ii) shall not extend to any remediation or clean-up requirements existing after the expiration of the Lease Term.

               (c) Tenant agrees to comply with all applicable Environmental Laws, rules and regulations insofar as they pertain solely to the particular manner in which Tenant shall use the Premises.

               (d) Tenant shall not generate, store, transport, treat, dispose of or use on the Premises Hazardous Substances, except that Tenant's use on the Premises of cleaning supplies, copying fluids, other office and maintenance supplies and other substances normally and customarily used by tenants of space similar to the Premises shall not be deemed a violation of this Paragraph 10
(d).

               (e) Landlord and Tenant agree to indemnify, defend and hold each other harmless from any claims, judgments, damages, penalties, fines, costs, liabilities or loss, including reasonable attorneys' fees, consultant fees, and expert witness fees, which arise from the indemnifying party's breach of its representations, agreements and warranties contained in this Paragraph 10.

         11.   REPAIRS AND MAINTENANCE.

               (a) TENANT'S OBLIGATIONS. Tenant shall keep in good order, condition and repair the Premises and all non-structural portions of the Building (whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all lighting facilities, interior walls, ceilings, floors, windows, doors, plate glass and skylights located within the Premises. Tenant at Tenant's sole cost and expense shall also maintain usual and customary service contracts on heating, ventilating and air handling and conditioning equipment and shall be responsible to perform routine maintenance on all plumbing, electrical and mechanical equipment.

               (b) LANDLORD'S OBLIGATION. Landlord shall maintain the roof except those areas where Tenant has installed equipment and structural portions of the Building except those areas where Tenant has installed windows, and if the roof or any structural component or any Operating Systems or any component thereof require replacement during the Term hereof, such that the cost thereof would be capitalized rather than expensed under generally accepted accounting principles, Landlord shall pay the cost of such repair or replacement provided that Landlord shall be entitled to amortize the cost of such work over the useful life of such improvements at an interest rate equal to the Bank of America Reference Rate plus two (2) percent, and Tenant shall reimburse Landlord on a monthly basis for the annual amortized cost thereof during the balance of the Lease Term and any Option Term exercised by Tenant, commencing in the month following Tenant's receipt from Landlord of a statement detailing the work done and the amortized cost thereof.

               (c) TENANT'S RIGHTS. If any condition which is the responsi-bility of Landlord under Section (b) above arises, Tenant shall notify Landlord in writing. If Landlord shall fail to commence repair/replacements within twenty
(20) days, Tenant may perform such repair or replacement and set off the cost thereof (less Tenant's amortized portion delivered as provided in (b) above) from Rent otherwise due hereunder.

               (d) SURRENDER. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received (subject to Tenant Improvements), ordinary wear and tear excepted, clean and free of debris. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary otherwise stated in this Lease, Tenant shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the premises in good operating condition.

               (e) LANDLORD'S RIGHTS. If Tenant fails to perform Tenant's obligations under this Paragraph 11, or under any other paragraph of this Lease, Landlord may at its option (but shall not be required to) enter upon the Premises after ten (10) days' prior written notice to Tenant (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the Default Rate shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

         12.   ALTERATIONS.

               (a) Tenant may, at its own expense, and without Landlord's prior consent, change, alter, add or improve the Premises ("Alterations") provided such changes, alterations, additions or improvements do not affect any structural component of the Building or affect or increase the load on any Operating System of the Building, and install such Tenant Property in the Premises as will, in the judgment of Tenant, better adapt the same for its purposes, Tenant must obtain Landlord's prior written consent for any Alterations to the roof, the electrical system, exterior walls, foundation, and support columns ("Structural Alterations"), which consent shall not be unreasonably withheld, delayed or qualified.

               (b) Tenant shall comply with all applicable Legal Requirements arising, out of Tenant's activities under this Paragraph 12.

               (c) Tenant shall defend, indemnify and save Landlord harmless (including reasonable attorneys' fees and other costs of defense) from any and all mechanic's liens placed on the Premises or the Property arising out of Tenant's activities under this Paragraph 12.

               (d) All Alterations made by Tenant (other than Tenant's Property trade fixtures) shall become, upon the expiration of this Lease, the property of Landlord and shall remain on the Premises, unless required to be removed under Paragraph 11 (b). Not later than thirty (30) days after the expiration of the Term, Tenant shall remove all Tenant Property and items required to be removed under Paragraph 12 (e) and repair any damage to the Premises caused by such removal, except for ordinary wear and tear.

               (e) Anything in this Lease to the contrary notwithstanding, Tenant shall not be required at any time to remove or restore (i) any Alterations which cost less than $5,000.00 to install not requiring Landlord's consent, or any Alterations that do require Landlord's consent, unless Landlord, at the time it gives such consent, expressly requires in writing removal or restoration of such Alterations; (ii) any of the Tenant Improvements described on Exhibit E; or (iii) any partitions, flooring, floor covering, pipes, wires, conduits run through a floor, ceiling, or partition, provided these are cut off or capped in accordance with all applicable Legal Requirements.

         13.   ASSIGNMENT AND SUBLETTING.

               (a) LANDLORD'S CONSENT REQUIRED. Except as set forth in Section 13(b), below, Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be voidable, and shall at Landlord's option constitute a breach of this Lease that entitles Landlord to terminate this Lease. Tenant agrees that the instrument by which any assignment or subletting consented to by Landlord is accomplished shall be in a form reasonably satisfactory to Landlord, and shall expressly provide that the assignee or subtenant will perform and observe all the agreements, covenants, conditions and provisions to be performed and observed by Tenant under this Lease as and when performance and observance is due and that Landlord will have the right to enforce such agreements, covenants, conditions and provisions directly against such assignee or subtenant. Any subtenant shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every obligation of Tenant hereunder other than such obligations as are contrary to provisions contained in a sublease to which Landlord has expressly consented in writing.

               (b) PERMITTED TRANSFERS. Notwithstanding the provisions of Paragraph 13 (a) hereof, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by or is under direct or indirect common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises or to any entity with which Tenant is participating in a joint venture of limited duration, provided that said assignee assumes, in full, the obligations of the Tenant under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease.

               (c) NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder, whether accruing before or after such subletting or assignment, except as provided in Paragraph 13 (e) below. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee.

               (d) NOTICE OF ASSIGNMENT OR SUBLETTING. Except as to Permitted Transfers hereunder, before entering into any assignment of this Lease or into a sublease of all or a part of the Premises, Tenant shall give written notice to Landlord (i) identifying the intended assignee or subtenant by name and address,
(ii) describing the nature of the proposed business to be carried or in the Premises, (iii) specifying the terms of the intended assignment or sublease, and
(iv) providing such financial and other business information as Landlord may reasonably request concerning the proposed assignee or subtenant (including, without limitation, a bank reference and financial statements for the most recently completed fiscal year). Landlord shall respond to Tenant's request for consent within five (5) business days of submission of all requested information. Except in the case of a Permitted Transfer, for a period of ten
(10) business days after such notice, accompanied by all supporting documents, is given, Landlord shall have the right by written notice to Tenant to terminate this Lease as to the entire Premises in the event of an assignment, or terminate the Lease as to such portion of the Premises as Tenant intended to sublet in the event of a sublease of a portion of the Premises, as of the date specified in such notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after such notice is given. If Landlord terminates this Lease, Landlord may, if it elects, enter into a new lease covering the Premises with the intended assignee or subtenant on such terms as Landlord and such person may agree, or enter into a new lease covering the Premises with any other persons. In such event Tenant shall not be entitled to any portion of profit, if any, which Landlord may realize on account of such termination and reletting. From and after the date of such termination of this Lease, Tenant shall have no further obligation to landlord hereunder, except for matters occurring or obligations arising hereunder prior to the date of such termination.

               (e) CONDITION TO LANDLORD'S CONSENT. As a condition to Landlord's consent to any assignment or subletting, Landlord shall be entitled to receive, in the case of a subletting, 50% of the rent (however denominated and paid) payable by the subtenant to Tenant in excess of that payable by Tenant to Landlord hereunder and, in the case of an assignment, all of the consideration given, directly or indirectly, by the assignee to Tenant in connection with such assignment, after Tenant has first recovered its unamortized costs of tenant improvements in the Premises (based upon a five year amortization period) and any direct costs incurred by it in such assignment or sublease such as brokerage commissions and tenant improvements made for the sublessee or assignee. For purposes of this Paragraph, the term "rent" shall mean all consideration paid or given, directly or indirectly for the use of the Premises or any portion thereof. The term "consideration" shall mean and include money paid to acquire Tenant's interest in the Lease but shall not include, in the case of a sublet, free rent or other concessions which Tenant deems reasonably necessary to sublet any portion of the Premises. The rent or other consideration which is to be passed through to Landlord by Tenant pursuant to this Paragraph shall be paid to Landlord promptly upon receipt by Tenant and shall be paid in cash, irrespective of the form in which received by Tenant from any subtenant or assignee.

               (f) LANDLORD'S EXPENSES. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do, then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees, and Landlord may condition its consent on the payment thereof.

         14.   DAMAGE OR DESTRUCTION.

               (a) If the Premises or the appurtenances thereto shall during the term of this Lease, be damaged or destroyed by fire or other casualty or any cause whatsoever required to be insured against hereunder, either in whole or in part, Landlord shall forthwith remove any resulting debris and repair and/or rebuild the damaged or destroyed structures and other improvements (excluding any Tenant Improvements). Tenant and Landlord agree that any insurance proceeds shall be made available to Landlord for the restoration and repair of the building on the Premises. Tenant shall have sixty (60) days after completion of Landlord's reconstruction to rebuild and restore Tenant Improvements. Tenant shall have the use of the insurance proceeds to complete such restoration. Until such time as the Premises are repaired, rebuilt and put in good and tenantable order, or sixty (60) days from completion of Landlord's restorations, the Rent or a fair and just proportion thereof according to the nature and extent of the damage sustained, shall be abated. If the damage cannot be repaired within one hundred and eighty (180) days as reasonably determined by Landlord, either party shall have the right to terminate the Lease, which termination may be exercised by Landlord within thirty (30) days from the occurrence and by Tenant within the later of thirty (30) days after the casualty or fifteen (15) days after receipt of notice from the Landlord of the time required to repair the Premises. Further, if Landlord, for any reason whatsoever, fails to repair, rebuild and put the structural component of the Premises and all Operating Systems in good and tenantable order following damage or destruction arising from any cause whatsoever within two hundred and seventy (270) days after the date when such damage or destruction occurred or has not commenced such repairs in restoration within thirty (30) days from the Landlord's receipt of insurance proceeds, Tenant shall have the right and option to terminate the term of this Lease by giving Landlord written notice of Tenant's election to do so, and upon such notice being given within fifteen (15) days following the expiration of such deadline, the term of this Lease shall automatically terminate and end effective as of the date of damage or destruction. Anything herein to the contrary notwithstanding, it is understood and agreed that (i) if the

Premises should be damaged or destroyed by fire or other cause to such an extent that the cost of restoration would exceed fifty percent (50%) of the amount it would have cost to replace the Premises in their entirety at the time such damage or destruction took place, and (ii) if at time of such damage or destruction the term of this Lease is scheduled to expire within a period of one
(1) year, either Landlord or Tenant shall have the right and option to terminate the term of this Lease by giving the other party to this Lease notice of such election within thirty (30) days after such damage or destruction shall have taken place, and if such notice is given, the term of this Lease shall terminate as of the date Tenant vacates the Premises, which date shall be no later than thirty (30) days after the giving of such notice; provided, however, that Tenant shall have the right to nullify any such notice of termination given by Landlord if at the time such notice is given an option herein granted Tenant to extend the term of this Lease for an additional period of five (5) years or more remains unexercised and Tenant shall exercise such option within thirty (30) days after the receipt of such notice from Landlord, in which event Landlord's notice of such termination shall be of no force or effect and Landlord shall perform the restoration and other work required of Landlord under the terms of this Section 14(a).

               (b) TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 14, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

         15.   CONDEMNATION.

         If the Premises or any portion thereof or of the Building are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If such taking materially adversely affects Tenant's ability to conduct business or reduces available parking to below that required by law solely for Tenant's use, or deprives Tenant of access to and from the Premises for more than sixty (60) consecutive days, Tenant may, at Tenant option, to be exercised in writing only within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. No reduction of rent shall occur if only exterior areas of the Premises, or areas not within the Building are taken unless access to the Premises is not available. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property or for Tenant's moving expenses. Further, Tenant shall be entitled to receive from the proceeds of any condemnation proceeding the lesser of (i) the amount by which Tenant Improvements increase the fair market value of the Premises (less the amount paid by Landlord therefor), or (ii) the unamortized cost of Tenant Improvements or Alterations (less the amount paid by Landlord therefore). In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation, except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair.

         16.   INSURANCE.

               (a) INSURING PARTY. As used in this Paragraph 16, "insuring party" shall mean the party who has the obligation to obtain the Property Insurance required hereunder. The insuring party shall be the Landlord. Landlord shall also maintain the liability insurance described in paragraph 16 (b) hereof, in addition to, and not in lieu of, the insurance required to be maintained by Tenant under said paragraph 16 (b). Landlord shall name Tenant as an additional insured on such policy. Tenant shall, as additional rent for the Premises, pay the cost of all insurance required hereunder, except for that portion of the cost attributable to Landlord's liability insurance coverage in excess of $1,000,000 per occurrence. Tenant shall, within ten (10) days following demand by Landlord, reimburse Landlord for the cost of the insurance so obtained.

               (b) LIABILITY INSURANCE. Tenant shall, at Tenant's expense obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupance or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than $5,000.000 per occurrence. The policy shall insure performance by Tenant of the indemnity provisions of this Paragraph 16. The limits of said insurance shall not, however, limit the liability of Tenant hereunder.

               (c)   PROPERTY INSURANCE.

                     (1) The Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement value thereof, with a deductible not to exceed $10,000, as the same may exist from time to time, but in no event less than the total amount required by lenders having liens on the Premises, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Premises), and special extended perils ("all risk" as such term is used in the insurance industry). Said insurance shall name Tenant as an additional insured and provide for payment of loss thereunder to Landlord or to the holders of mortgages or deeds of trust on the Premises, provided that such Lenders shall be required to disburse the proceeds of this insurance for restoration of the Premises as herein provided. Landlord shall, in addition, obtain and keep in force during the term of this lease a policy of rental value insurance covering a period of reconstruction, with loss payable to Landlord, which insurance shall also cover all real estate taxes and insurance costs for said period. A stipulated value or agreed amount endorsement deleting the coinsurance provision of the policy shall be procured with said insurance as well as an automatic increase in insurance endorsement causing the increase in annual property insurance coverage by 2% per quarter. If the Landlord shall fail to procure and maintain said insurance the Tenant may, but shall not be required to, procure and maintain the same, the cost of which Tenant may set off against Rent otherwise due hereunder. Landlord shall provide Tenant with a certificate evidencing this insurance when requested by Tenant.

                     (2) The Landlord will not insure Tenant fixtures or equipment but shall insure the Tenant Improvements, and other future alterations of a permanent nature which are approved by Landlord.

               (d) INSURANCE POLICIES. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide". The Landlord shall deliver to the other party copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clause as required by this paragraph (d). No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Paragraph (c). If Tenant does or permits to be done anything which shall increase the cost of the insurance policies referred to in Paragraph
(c), then Tenant shall forthwith upon Landlord's demand reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing such increase in the cost of insurance. If the insurance policies maintained hereunder cover other improvements in addition to the Premises, Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing reasonable detail the manner in which it has been computed.

               (e) WAIVER OF SUBROGATION. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under paragraph (c), which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

               (f) INDEMNITY. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by

Tenant in or about the Premises or elsewhere, except to the extent such claims result from or arise out of Landlord's gross negligence, and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorney's fee, expenses from liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim. Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause other than negligence or gross negligence of Landlord, its agents, servants, and Tenant hereby waives all claims in respect thereof against Landlord.

               (g) EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees except as provided in (f) above, invitees, customers, or any other person in or about the Premises, not shall Landlord be liable for injury to the person Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

         17.   LANDLORD'S RIGHT OF ENTRY.

               (a) Landlord has the right to enter the Premises at any reasonable time during normal business hours upon prior written notice to Tenant, or without notice in case of emergency, for the purpose of inspecting the Premises or performing maintenance, repairs and replacements to the Premises as are permitted under this Lease.

               (b) During business hours and upon reasonable notice to Tenant, Landlord may, during the Term, show the Premises to prospective purchasers and mortgagees, and, during the twelve (12) months prior to expiration of this Lease, to prospective tenants. In exercising its rights under Paragraph 18, Landlord will not unreasonably interfere with or disrupt the normal operations of Tenant's business.

         18.   PARKING FACILITIES.

         Tenant, its employees, agents, customers and visitors shall have the right to use on an exclusive basis the parking facilities described on Exhibit
E. Landlord will permit Tenant to apply for designated reserved spaces that are close to its main entrance, subject to city approval.

         19.   SIGNS.

         With Landlord's prior review and written consent and necessary permits and approvals, Tenant may at Tenant's sole cost and expense install an exterior monument sign and may place the customary number of names in the Building directory. Landlord hereby acknowledges that Tenant will place a sign on the Building which is clearly visible from Route 128.

         20.   USE OF THE ROOF.

         Tenant shall have the right (and in connection therewith, must obtain all necessary permits and approvals), to use a portion of the roof of the Building for installation and use of a microwave dish or other communications radio antenna. Tenant shall have no obligation to pay Rent for such right, but Tenant shall maintain any roof installation in good condition and repair.

         21.   DEFAULT; RIGHTS AND REMEDIES.

               (a) The occurrence of any one or more of the following matters constitutes a default by Tenant under this lease:

                     (1)   failure by Tenant to pay Annual Base Rent within ten
(10) days after written notice hereof, provided, however, that Landlord shall not be obligated to grant more than two (2) such notices during any calendar year after which Tenant shall be in default if Rent is more than ten (10) days late without requirement of further notice;

                     (2)   failure by Tenant to pay Additional Rent within ten
(10) days after receipt of written notice of such failure to pay when due;

                     (3) failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after receipt of written notice from Landlord to Tenant, except that if such default cannot be cured within such thirty (30) day period, it shall not be considered a default if Tenant commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure.

               (b) The occurrence of the following constitutes a default by Landlord under this Lease: (i) failure by Landlord to pay within thirty (30) days after written notice from

Tenant, any monies required to be paid by Landlord under this Lease, and (ii) the failure by Landlord to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty
(30) days after receipt of written notice from Tenant to landlord, except that if such default cannot be cured within such thirty (30) day period, this period shall be extended, provided that Landlord commences to cure such default within such thirty (30) day period and proceeds diligently thereafter to effect such cure, provided that in a situation requiring immediate response, Tenant need only give Landlord such notice as is practical under the circumstances.

               (c) The occurrence of any one or more of the matters described in Paragraph 23 (a) or 23 (b) shall, after the expiration of any applicable cure period, be referred to as an "Event of Default" by Tenant or Landlord, as the case may be.

               (d) If an Event of Default by Tenant occurs: Landlord shall have all the rights and remedies allowed by law, including the following, which shall not operate to exclude or deprive the Landlord of any other right or remedy permitted by law:

                     (1) Landlord may terminate this Lease, by giving Tenant not less than ten (10) days' written notice of the Landlord's election to do so, in which event the Term shall end, and all right, title and interest of the Tenant hereunder shall expire, on the date stated in such notice;

                     (2) Landlord may terminate the right of the Tenant to possession of the Premises without terminating the Lease by giving not less than ten (10) days' written notice to Tenant.

               (e) If an Event of Default by Landlord occurs, Tenant shall have all rights and remedies available at law or in equity, including the right to set off against Rent the amount required to cure any Event of Default on the part of Landlord. If Tenant spends any money to cure such Event of Default, Landlord shall reimburse Tenant for such expenditure with interest at the Default Rate.

               (f) LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due (or after written notice and expiration of the 10-day cure period, as applicable), then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 3 % of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of

Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         22.   HOLDING OVER.

         Should Tenant with Landlord's prior written consent remain in possession of the Premises after the expiration of this Lease, Tenant shall become a tenant from month-to-month of the Premises, under all the terms and conditions of this Lease excepting the Rent shall be increased to one hundred and fifty (150%) percent of the then current rental rate. Such month-to-month tenancy may be terminated by either Landlord or Tenant as of the end of any calendar month upon at least thirty (30) days prior written notice.

         23.   QUIET ENJOYMENT.

         Landlord covenants that if and for so long as Tenant pays the Rent and performs the covenants and conditions hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Tenn.

         24.   MUTUAL REPRESENTATION OF AUTHORITY.

               (a) Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person and make these representations knowing that the other party will rely thereon.

               (b) The signatory on behalf of Landlord and Tenant further represent and warrant that they have full right, power and authority to act for an on behalf of Landlord and Tenant in entering into this Lease.

         25.   LANDLORD'S CLAIMS.

         Any claims by Landlord must be presented in writing by Landlord to Tenant within three hundred and sixty-five (365) days after expiration or termination of this Lease or shall be deemed irrevocably waived.

         26.   REAL ESTATE BROKERS.

               (a) Tenant represents that Tenant has dealt directly with and only with The Nordblom Company and Lynch Murphy Walsh and Partners (collectively, the "Listed Brokers", whose commission shall be paid by Landlord pursuant to separate agreement) in connection with this Lease and agrees to defend, indemnify and save harmless Landlord against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Tenant's breach of this representation.

               (b) Landlord hereby agrees to defend, indemnify and save harmless Tenant against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from the claims or demands of the Listed Broker and any other brokers or finders for any commission alleged to be due any such brokers or finders in connection with this Lease or the transactions contemplated hereby.

         27.   ATTORNEYS' FEES.

         In the event either party institutes legal proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease, the party against whom a judgment is entered, shall pay all reasonable costs and expenses relative thereto, including reasonable attorneys' fees of the prevailing party.

         28.   ESTOPPEL CERTIFICATE.

         Tenant agrees, upon not less than twenty (20) days prior written request by Landlord, to deliver to Landlord a statement in writing signed by Tenant certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, identifying the modifications); (ii) the date upon which Tenant began paying Rent and the dates to which the Rent has been paid; (iii) that, to the best of Tenant's knowledge, the Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof; and (iv) that there has been no prepayment of Rent other than that provided for in this Lease. Landlord, upon not less than twenty (20) days prior written request from Tenant, shall furnish a similar statement in writing to Tenant, covering the matters set forth above, to the extent applicable to Landlord.

         29.   RECORDABLE MEMORANDUM.

         Landlord and Tenant agree not to record this Lease, but each party agrees, upon request by the other, to execute a memorandum of this Lease in recordable form and in compliance with applicable law.

         30.   CONFIDENTIALITY.

         Landlord shall not make, nor shall it permit the Listed Broker to make any public announcement or press release concerning this transaction unless it has received Tenant's written consent.

         31.   GOVERNING LAW.

         This Lease shall be construed and interpreted in accordance with the laws of the State in which the Premises are located.

         32.   NOTICES.

         Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or sent by registered or certified mail return receipt requested, or overnight delivery service, to the following:

         If to Tenant:      Brooktrout Technology, Inc.
                            460 First Street
                            Needham, Massachusetts 02192
                            Attention: Robert Leahy, CFO
                            Fax No.:   _________________

         with a copy to:    Paul L.  Baccari, Esquire
                            Masterman, Culbert & Tully
                            One Lewis Wharf
                            Boston, Massachusetts 02110
                            Fax No.: (617) 227-2630

         If to Landlord:    Pacific Gateway Properties, Inc.
                            One Rincon Center, Suite 215
                            San Francisco, California 94105
                            Attn: Vice President


Notice shall be deemed to have been given on the date received, if delivered personally, or by overnight delivery service, or, if mailed, three (3) business days after the date marked.

         33. SCIENTIFIC CONDITION TO LEASE. Landlord and Tenant agree and acknowledge that this Lease (and Tenant's obligations hereunder (other than reasonable efforts to satisfy the "Specific Conditions"), including the payment of all rent and other monetary obligations) is specifically contingent upon the satisfactory completion, compliance or obtaining of the following "Specific Conditions":

               (a) TITLE INSURANCE. Tenant securing a leasehold policy of title insurance within thirty (30) days from execution hereof from a nationally recognized title insurance company insuring the Premises and the means of ingress and egress thereto without exception (including costs of defense), and such commitment shall continue in full force and effect until the Rent Commencement Date. Landlord agrees to provide to Tenant promptly upon execution hereof all information in Landlord's possession regarding title to the Premises.

               (b) EXECUTION OF NON-DISTURBANCE AGREEMENT AND ATTORNMENT AGREEMENT. Tenant's receipt of a non-disturbance agreement within forty-five
(45) days from the date of execution hereof by Landlord from any mortgagee of the Premises in form reasonably acceptable to Tenant and in compliance with the provisions of Section 3.7 hereof.

         Conditions 33(a) and (b) above shall be deemed satisfied if Tenant fails to notify Landlord in writing that it is terminating the Lease for failure of one of said conditions within five (5) days from the expiration of the period set forth in such condition.

         34. SUBORDINATION AND NON-DISTURBANCE AGREEMENT. This Lease and all rights of Tenant shall be subject and subordinate to any institutional mortgage(s) or deed(s) of trust that hereafter may be made a lien against the Premises, and any renewals, extensions, modifications, consolidations or replacements thereof, provided however, that any such mortgagee(s) or trustee(s) shall execute and deliver to Tenant a nondisturbance agreement in form and content substantially similar to that attached hereto as Exhibit F, and which shall other-wise contain the following provisions (i) recognition of Tenant's right of quiet enjoyment of the Premises as set forth herein for the Term, and
(ii) that each mortgage or deed of trust shall acknowledge the rights of Landlord and Tenant to apply the proceeds of casualty insurance policies maintained by Landlord and Tenant to be utilized for the restoration and repair of the Premises following any casualty or partial eminent domain taking, and shall recognize Tenant's interest in any condemnation or insurance proceeds, and
(iii) that each mortgage or deed of trust shall provide that any purchaser at a foreclosure sale or the mortgagee or trustee upon entry, shall assume, perform and be bound by the obligations of the Landlord hereunder. Each such mortgagee, trustee or purchaser shall be obligated to perform Landlord's covenants hereunder only after the earlier of taking possession of or title to the Premises and only as to obligations which arise thereafter.

         35.   ENVIRONMENTAL.

         Tenant acknowledges that Landlord has informed Tenant that the Building contains asbestos or asbestos-containing materials. At Tenant's request, Landlord shall make available to Tenant (but without warranty) at the Project office during normal business hours, copies of any inspection reports, tests or similar documents in Landlord's possession respecting the existence and the location of asbestos and the presence (if any) of hazardous substances in or about the Building. To the extent such reports, tests or other documents indicate any asbestos or asbestos-containing material in or about the Building or any release of hazardous materials, this Addendum and such documents shall constitute notice and disclosure as required under Massachusetts Health and Safety Code, as applicable, with respect to the presence of asbestos or asbestos-containing material or the release of hazardous substances disclosed in such documents.

         36.   ENTIRE AGREEMENT.

         This Lease constitutes the entire agreement between the parties, there being no other terms, oral or written, except as herein expressed. No modification of this Lease shall be binding on the parties unless it is in writing and signed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.




WITNESS:
                                      __________________________________________
                                      Landlord



__________________________________    By:    Roger D. Snell
                                      Title: President



__________________________________    By:    Christopher M. Watson
                                      Title: Vice President

WITNESS:
                                      __________________________________________


                                      __________________________________________


                                      __________________________________________
                                      Tenant



__________________________________    By: /s/ Robert C. Leahy
                                          --------------------------------------

                                      Title: Vice President Service & Operations
                                             -----------------------------------

                                    EXHIBIT A

                                    SITE PLAN

                                To be substituted

                                    EXHIBIT B

                                  THE PREMISES

                                To be substituted

                                    EXHIBIT C

                               TENANT IMPROVEMENTS

                                To be substituted

                                   SCHEDULE D

                                ANNUAL BASE RENT


         The Annual Base Rent to be paid to Landlord, pursuant to Paragraph 3 of the Lease shall be:

         3/l/96  - 10/31/96:    Tenant shall be relieved of Annual Base Rent and
                                shall be responsible only for Additional Rent.

         11/1/96 - 10/31/99:    $7.10 per square foot per year net, net, net. In
                                addition to Annual Base Rent, Tenant shall pay all Additional Rent.

         11/1/99 - 10/31/01:    $8.00 per square foot per year net, net, net. In
                                addition to Annual Base Rent, Tenant shall pay all Additional Rent.

         ll/l/99 - 10/31/06:    $9.10 per square foot per year net, net, net. In
                                addition to Annual Base Rent, Tenant shall pay all Additional Rent.

         Option Terms:          95% of Fair Market Rent, determined as follows:

                                During each Option Term and for such entire
                                Option Term, Tenant shall pay Annual Base Rent equal to 95 % of fair rental value as of the date of the exercise of Tenant's Option. Tenant shall include within Tenant's notice to extend its estimate of fair rental value.

                                Within thirty (30) days from the date Tenant exercises its Option to extend the Lease, the parties shall meet (or conference by telephone) and attempt to agree upon fair market rent.

                                If the parties are unable to agree within thirty
                                (30) days from the date of Tenant's notice, each party shall, within the next thirty (30) day period, choose an experienced commercial real estate appraiser who shall have at least five
                                (5) years experience in appraising commercial office space in the Metropolitan West Boston area and who shall have the designation MAI or SRA. The two so chosen shall promptly select a third appraiser having the same qualifications. The appraisers shall, within sixty (60) days of selection of the final appraiser, each deliver his/her opinion of fair rental value. The average of the two closest appraisals shall represent fair rental value, and Tenant shall pay rent during the Option Term at 95 % of such rate. If either party fails to select an appraiser in a timely manner, then the appraiser chosen by the other party shall act singly to determine fair rental value. The appraisers may hold a hearing if they so desire. Each party shall bear the expense if its chosen appraiser and shall share the expense attributable to the third appraiser.

                           [Certificate of Insurance]

                                    EXHIBIT E

                                     PARKING

                                To be substituted

                                    EXHIBIT F

                   SUBORDINATION AND NON-DISTURBANCE AGREEMENT

                                    EXHIBIT G

                               Mechanical Upgrade

Landlord agrees, at its sole cost and expense to undertake the supervision and installation of the Mechanical Equipment Modification ("Mechanical Upgrades") listed below:

         1.       Air Handler S- I/Filter Rack:               Replace

         2.       Air Handler S-2:
                  Canvas connections                          Replace
                  Outside dampers                             Replace
                  Roll filter                                 Replace

         3.       Carrier Air Handler
                  Insulation on exterior ductwork             Repair

         4.       Air Dryer:                                  Replace

         5.       Boiler
                  Combustion Air Dampers                      Replace
                  Fire eye control                            Replace

         6.       Condensor Water Pump
                  Shaft, seals and control valve              Repair/Replace

         7.       Chiller
                  Chiller bundle head insulation              Replace
                  Control timing relay                        Replace

         8.       Chilled water pump
                  Seals                                       Replace

         9.       Tower
                  Float Assembly                              Repair

Landlord warrants the mechanical upgrades will be completed by a licensed mechanical contractor using new materials and will be completed within thirty
(30) days of receiving written notice by tenant of its desire to have Landlord commence the work. Landlord shall provide Tenant a certificate of completion specifying the mechanical upgrade work has been completed.

                                TABLE OF CONTENTS



                                                                           PAGE
                                                                           ----

1.       PREMISES DEMISED.....................................................1

2.       TERM.................................................................1

3.       RENTAL RATE..........................................................2

4.       REAL PROPERTY TAXES..................................................2

5.       UTILITIES............................................................3

6.       TENANT IMPROVEMENTS..................................................4

7.       TENANT'S USE BEFORE COMMENCEMENT DATE................................4

8.       USE..................................................................4

9.       COMPLIANCE WITH LAWS.................................................5

10.      ENVIRONMENTAL COMPLIANCE.............................................5

11.      REPAIRS AND MAINTENANCE..............................................6

12.      ALTERATIONS..........................................................7

13.      ASSIGNMENT AND SUBLETTING............................................8

14.      DAMAGE OR DESTRUCTION...............................................10

15.      CONDEMNATION........................................................11

16.      INSURANCE...........................................................12

17.      LANDLORD'S RIGHT OF ENTRY...........................................14

18.      PARKING FACILITIES..................................................14

19.      SIGNS...............................................................15

20.      USE OF THE ROOF.....................................................15





                                       (i)

21.      DEFAULT; RIGHTS AND REMEDIES.........................................15

22.      HOLDING OVER.........................................................17

23.      QUIET ENJOYMENT......................................................17

24.      MUTUAL REPRESENTATION OF AUTHORITY...................................17

25.      LANDLORD'S CLAIMS....................................................17

26.      REAL ESTATE BROKERS..................................................17

27.      ATTORNEYS' FEES......................................................18

28.      ESTOPPEL CERTIFICATE.................................................18

29.      RECORDABLE MEMORANDUM................................................18

30.      CONFIDENTIALITY......................................................18

31.      GOVERNING LAW........................................................18

32.      NOTICES..............................................................18

33.      SCIENTIFIC CONDITION TO LEASE........................................19

34.      SUBORDINATION AND NON-DISTURBANCE AGREEMENT..........................19

35.      ENVIRONMENTAL........................................................20

36.      ENTIRE AGREEMENT.....................................................20

EXHIBITS

Exhibit A       Site Plan
Exhibit B       The Premises
Exhibit C       Tenant Improvements
Schedule D      Annual Base Rent
Exhibit E       Parking
Exhibit F       Subordination and Non-Disturbance Agreement
Exhibit G       Mechanical Upgrade








                                      (ii)

                            FIRST AMENDMENT TO LEASE

         Reference is made to a lease (the "Lease") dated December 15, 1995 between Pacific Gateway Properties, Inc. ("Landlord') and Brooktrout Technology Inc. ("Tenant"), of premises (the "Demised Premises") located at 410 First Avenue, Needham, Massachusetts.

         For one dollar and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

         1. The following new paragraph 4.1 is hereby inserted at the end of paragraph 4 of the Lease:

               4.1    CAPITAL IMPROVEMENT PAYMENTS.

                      Commencing January 1, 1999, and continuing during the Term and any Option Term through and including December 1, 2018 Tenant shall pay to Landlord an amount equal to $599.28 per month, payable in advance on the first day of each month. These payments, comprising, reimbursement to Landlord for $63,181.04 of expenses in connection with obtaining a Site Plan Special Permit and with the exterior construction costs of converting the manufacturing portions of the Demised Premises to office use, shall, together with payments of real property tax, be considered as "Additional Rent" along with all other items of Additional Rent set forth in the Lease.

         2. Tenant shall obtain and deliver to Landlord on or before January 10, 1999, a temporary or permanent certificate of occupancy relating to the interior work completed by Tenant, converting the manufacturing portion of the Demised Premises to office uses. If Tenant delivers a temporary certificate of occupancy, Tenant shall also deliver evidence of the bond required by the Site Plan Special Permit.

         3. Tenant, at Landlord's expense, and prior to January 10, 1999, shall complete the exterior improvements in accordance with all applicable legal requirements and as required by the Needham Planning Board in its decision set forth in the Site Plan Special Permit, application no. 98-9, dated September 1, 1998. Tenant shall reimburse Landlord for these expenses and Landlord's permitting expenses in accordance with paragraph 1 of this Amendment. None of such expenses shall be deemed to be included in the Tenant Improvement Allowance more particularly described in Section 6 of the Lease.

         4. Except as hereby amended, the Lease shall remain in full force and effect as originally written. The agreements of the parties herein shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, legal representatives and assigns.

         5. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall comprise but a single document.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of this 31st day of December, 1998.

                                        PACIFIC GATEWAY PROPERTIES, INC.



                                        By: __________________________________
                                            Raymond V. Marino, President



                                        BROOKTROUT TECHNOLOGY INC.



                                        By: /s/ Robert C. Leahy
                                            -----------------------------------
                                            Robert C. Leahy, Vice President

                            SECOND AMENDMENT TO LEASE

         Reference is made to that certain Standard Tenant Lease dated December 15, 1995 (the "Initial Lease") by and between Pacific Gateway Properties, Inc. (the "Landlord") and Brooktrout Technology, Inc. (the "Tenant"), as amended by that certain First Amendment to Lease dated as of December 31, 1998 (the "First Amendment") (the Initial Lease and the First Amendment are hereinafter collectively referred to as the "Lease").

         WHEREAS, the Landlord and the Tenant wish to amend the Lease as more particularly set forth below,

         NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

         1. Paragraph 4.1 of the Lease is hereby amended by deleting the phrase "$599.28" in the third line thereof and inserting in its place "$644.08"; and by deleting the phrase "$63,181.04" in the fourth fine thereof and inserting in its place "$67,903.44".

         2. Paragraph 3 of the First Amendment is hereby amended by inserting the following at the end thereof:

               "Notwithstanding the foregoing, if and to the extent the cost to complete the "Work", as such term is defined in that certain Abbreviated Form of Agreement dated November 9, 1998 between the Tenant, as owner, and Chapman Construction/Design Inc., as contractor, exceeds $44,805.20, the Tenant shall pay such excess at the Tenant's sole cost and expense and shall indemnify and save harmless the Landlord from all costs, claims and damages related thereto."

         3. Except as herein specifically amended, the Lease shall remain and continue in full force and effect in accordance with its terms and is hereby in all respects ratified and confirmed.

         4. The covenants, agreements, terms and conditions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors.

         5. This Second Amendment shall not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

         6. This Second Amendment may be executed in one or more counter-parts, which collectively will constitute only one instrument.

         WITNESS our hands and seal this 19th day of January 1999.



PACIFIC GATEWAY PROPERTIES, INC.



By: /s/ Stephen J. LoPresti
    ----------------------------
Name: Stephen J. LoPresti
Title: Vice President





BROOKTROUT TECHNOLOGY, INC.



By: /s/ Robert C. Leahy
    ----------------------------
Name: Robert C. Leahy
Title: Vice President